Exhibit 99.1

For Immediate Release

Contact:

    Patrick Pedonti

    Chief Financial Officer

    Tel: +1-860-298-4738

    E-mail: InvestorRelations@sscinc.com

SS&C Acquires GlobeOp

Creates Leading Global Provider in Independent Fund Services

WINDSOR, CT – June 27, 2012—SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of financial services software and software-enabled services, today announced its acquisition of GlobeOp Financial Services S.A. (GlobeOp), for £4.85 per share (approximately £572 million). GlobeOp (LSE:GO) provides independent fund services, specializing in middle and back office services and integrated risk-reporting to hedge funds, asset management firms and other sectors of the financial industry. SS&C’s offer for GlobeOp has now closed with the holders of 99.95% of the outstanding shares having accepted the offer. SS&C has initiated a “squeeze-out” procedure under Luxembourg law, pursuant to which it will acquire, on the same terms as the offer, all of the remaining shares of GlobeOp on July 9, 2012.

The acquisition is, by value, the largest in SS&C’s history and significant for the fund services industry. The combined companies, including the PORTIA business acquired by SS&C from Thomson Reuters in May 2012, had revenues of $635 million in fiscal year 2011 and 3,600 employees operating in 43 offices including New York, Boston, Chicago, London, Amsterdam, Hong Kong, Kuala Lumpur, Singapore, Sydney, Bangalore and Mumbai.

“This is an exciting day for SS&C and GlobeOp and for the clients we serve,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “We have already begun our integration and are coordinating on sales and marketing and we have significant synergies. Together, we are a global leader, with the capability to serve our clients—whatever their size, location or sector—with one of the most comprehensive and competitive technology and services portfolios in the investment management industry.”

As a business group, the combined entity will be one of the market’s leading fund service providers with the ability to provide complete lifecycle capabilities for hedge funds, fund of funds, private equity and managed account managers. The combined entity services more than 6,700 funds with $424 billion in assets under administration.

Both SS&C and GlobeOp will benefit from synergies across 80+ products and services. SS&C will share its leadership in cloud services and mobility platforms and capitalize on GlobeOp’s market leading middle-office services and full range of “Go Applications”. GlobeOp’s fund services expertise and leadership will enhance SS&C’s global fund capabilities. The combined entity will create a top 3 provider in fund services and become the largest, independent fund services provider globally.

Guidance

SS&C Technologies will account for the GlobeOp acquisition as of June 1, 2012. The acquisition was funded by a new credit facility that also re-financed SS&C’s existing credit facility. The new facility includes Term A loans of $325 million, Term B loans of $800 million and a Bridge loan of $31.6 million. The Term A Loans and the Bridge Loan will initially bear interest at LIBOR plus 2.75%. The Term B Loans will initially bear interest at LIBOR plus 4.00%, with LIBOR subject to a 1.00% floor. The longer term effective interest rates will be higher than those identified above as the company expects to place an interest rate hedge to protect against higher LIBOR rates in the future.

SS&C is providing the following updated guidance for SS&C for the second quarter and fiscal year 2012, including GlobeOp’s operations and the PORTIA business for the time periods owned by SS&C:

Guidance	Q2 2012	FY 2012
Total Revenue ($M)	$120.0 – $122.5	$558.5 – $571.0
Adjusted Net Income ($M)	$25.9 – $26.7	$113.0 – $118.0
Diluted Shares Outstanding (M)	82.9 – 83.2	83.5 – 85.0

Non-GAAP Financial Measure

Adjusted net income is a non-GAAP financial measure.

Adjusted net income is defined as net income adjusted for amortization of intangible assets, fair-value adjustments related to purchase accounting, stock-based compensation, capital-based taxes, acquisition-related expenses, amortization of deferred financing costs and unusual and non-recurring expenses. For adjusted net income we use a normalized effective income tax rate of 35%. Adjusted net income is not a recognized term under GAAP. Adjusted net income does not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance.

Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of the items indicated above that are not operational in nature or comparable to those of our competitors.

Forward Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of SS&C and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include financial guidance for the second quarter of 2012 and full year 2012, which includes GlobeOp’s operations and the PORTIA business; the expected effects on SS&C of the acquisition of GlobeOp; anticipated synergies, earnings enhancements and other strategic options; and all other statements in this Current Report on Form 8-K other than statements of historical fact. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements relating to the GlobeOp acquisition. These factors include, but are not limited to, unanticipated changes in GlobeOp’s revenue, margins, expenses, and capital expenditures; the inability to integrate successfully GlobeOp within SS&C; and exposure to potential litigation and changes in anticipated costs related to the acquisition of GlobeOp. Additional factors that could cause actual results and developments to differ materially include, among others, issues associated with foreign currency fluctuations; risks associated with growth; geographic factors and political and economic risks; actions of competitors; changes in economic or industry conditions generally or in the markets served by SS&C and/or GlobeOp; the state of financial and credit markets; work stoppages, labor negotiations, and labor rates; and the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect SS&C is also included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Current Report on Form 8-K filed with the Securities Exchange Commission on March 14, 2012. SS&C undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,500 financial services organizations, from the worlds’ largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

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